Exhibit 1.1

SALES AGREEMENT

September 5, 2025

CITIZENS JMP SECURITIES, LLC

450 Park Avenue, 5th Floor

New York, New York 10022

Ladies and Gentlemen:

DBV Technologies S.A., a société anonyme formed under the laws of France, having its registered office at 107 avenue de la République, 92320 Châtillon, France, and registered with the registre du commerce et des sociétés of Nanterre under the number 441 772 522 (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time through Citizens JMP Securities, LLC, as sales agent (the “Agent”), ordinary shares, nominal value €0.10 per share, of the Company (the “Common Shares”) to be represented by American Depositary Shares (“ADSs”), on the terms set forth in this agreement (this “Agreement”).

The Common Shares are to be deposited pursuant to the deposit agreement (the “Deposit Agreement”), dated October 24, 2014, as amended by Amendment No. 1 to the Deposit Agreement dated June 7, 2024 and Amendment No. 2 to the Deposit Agreement dated November 29, 2024, by and among the Company, Citibank, N.A., as depositary (the “Depositary”), and all holders and beneficial owners of ADSs issued thereunder. Each ADS will initially represent five Common Shares (the “Underlying Common Shares”) deposited pursuant to the Deposit Agreement.

Each of the Company and the Agent acknowledges that the Shares (as defined in Section 1) may only be sold in compliance with applicable French and other applicable law and the limits and conditions set forth in the corporate authorizations of the Company applicable at the time of issuance of the Shares.

The Underlying Common Shares will be issued by way of one or more capital increases without preferential rights for existing shareholders by way of an offer reserved to categories of persons under the provisions of Article L.225-138 of the French Commercial Code, pursuant to the 25th and 31st resolutions of the Company’s combined general shareholders’ meeting held on June 11, 2025 (or any substitute resolutions thereto adopted at a subsequent shareholders’ meeting) (the “Resolution”).

Section 1. DEFINITIONS

(a) Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agency Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which the Agent shall have placed the Maximum Program Amount pursuant to this Agreement and (y) the date this Agreement is terminated pursuant to Section 7.

“Commission” means the U.S. Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Floor Price” means the minimum price set by the Company in the Issuance Notice below which the Agent shall not sell Shares during the applicable period set forth in the applicable Issuance Notice, which may be adjusted by the Company at any time during the period set forth in the applicable Issuance Notice by delivering written notice of such change to the Agent and which in no event shall be less than $1.00 without the prior written consent of the Agent, which may be withheld in the Agent’s sole discretion, it being understood that notwithstanding the specified Floor Price, the Resolution requires that the Sales Price be at least equal to the U.S. dollar equivalent (based on the then-prevailing exchange rate as published by the European Central Bank) of, at the discretion of the Board of Directors or the Chief Executive Officer (upon sub-delegation of the Board of Directors):

•

the last closing price of the Company’s shares on the regulated market of Euronext in Paris (“Euronext Paris”), preceding the setting of the issue price, possibly reduced by a maximum discount of 15%, or

•

the volume-weighted average of the Company’s share price on Euronext Paris over a period of between one and five consecutive trading sessions from among the last thirty trading sessions, preceding the setting of the issue price, subject to a maximum discount of 15%, as calculated by the Agent on each Trading Day during the applicable period set forth in the Issuance Notice.

“Issuance Amount” means the aggregate Sales Price of the Shares to be sold by the Agent pursuant to any Issuance Decision.

“Issuance Commission” means the aggregate Selling Commission of the Shares sold by the Agent pursuant to any Issuance Decision.

“Issuance Decision” has the meaning ascribed to it in Section 3(b)(v).

“Issuance Notice” means a written notice containing the parameters in accordance with which the Company desires ADSs to be sold, which shall at a minimum include the number or dollar amount of ADSs desired to be sold, the time period during which sales are requested to be made, any minimum price below which sales may not be made and any limitations and conditions required by French law and/or set forth in the corporate authorizations of the Company, delivered to the Agent by the Company in accordance with this Agreement in the form attached hereto as Exhibit A that is executed by its Chief Executive Officer or Chief Financial Officer.

“Issuance Notice Date” means any Trading Day during the Agency Period that an Issuance Notice is delivered pursuant to Section 3(b)(i).

“Issuance Price” means the Sales Price less the Selling Commission.

“Maximum Program Amount” means ADSs with (i) an aggregate Sales Price of the lesser of (a) the number or dollar amount of Common Shares represented by ADSs registered under the effective Registration Statement (as defined below) pursuant to which the offering is being made, (b) the number or dollar amount of Common Shares permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable) and Form F-6, as applicable, or (c) the number or dollar amount of ADSs for which the Company has filed a Prospectus (as defined below), and (ii) the number of Common Shares available to be issued pursuant to the 25th and 31st resolutions (or any substitute resolutions thereto adopted at a subsequent shareholders’ meeting), provided that in each case the number of Underlying Common Shares issued over a 12-month rolling period representing, once issued together with all the other Common Shares which have been admitted to trading on Euronext Paris over the same 12-month period without a French listing prospectus approved by or, a document containing the information set out in Annex IX to Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”) filed with, the French Autorité des Marchés Financiers (“AMF”), less than 30% of the total number of the Company’s Common Shares already admitted to trading on Euronext Paris on the date the admission to trading of the Underlying Common Shares is requested.

“Net Proceeds” means the Issuance Amount due to the Company on any Settlement Date less the Issuance Commission due to the Agent on such date.

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Principal Market” means the Nasdaq Capital Market (“Nasdaq”) or such other national securities exchange on which the ADSs, including any ADS representing the Underlying Common Shares, are then listed.

“Sales Price” means the actual sale execution price of each Share placed by the Agent pursuant to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Selling Commission” means three percent (3.0%) of the Sales Price of each Share placed by the Agent pursuant to this Agreement, or as otherwise agreed between the Company and the Agent with respect to any Shares sold pursuant to this Agreement.

“Settlement Date” means the second business day (or such other date as agreed between the Company and the Agent) following each Trading Day during the period set forth in the applicable Issuance Notice on which Shares are sold pursuant to this Agreement, when the Company shall deliver to the Agent the amount of Shares sold on such Trading Day and the Agent shall deliver to the Company the Issuance Price received on such sales.

“Shares” means the Company’s ADSs issued or issuable pursuant to this Agreement.

“Trading Day” means any day on which the Principal Market is open for trading.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, the Agent that as of (1) the date of this Agreement, (2) each Issuance Notice Date, (3) each Settlement Date and (4) each Triggering Event Date on which a certificate under Section 4(p) is delivered and (5) each sale of the Shares (each of the times referenced above is referred to herein as a “Representation Date”), except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before a Representation Date:

(a) Registration Statement. The Company has prepared and filed with the Commission a shelf registration statement on Form S-3 (File No. 333-271166) that contains a base prospectus. Such registration statement registers the issuance and sale by the Company of the Shares under the Securities Act. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Shares. Such registration statement(s), including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, including all financial statements, exhibits and schedules thereto and all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act as from time to time amended or supplemented, is herein referred to as the “Registration Statement,” and the prospectus constituting a part of such registration statement(s), together with any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to a particular issuance of the Shares, including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, is referred to herein as the “Prospectus,” except that if any revised prospectus is provided to the Agent by the Company for use in connection with the offering of the Shares that is not required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use. The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference. The Company and the Depositary have filed with the Commission a registration statement on Form F-6 (No. 333-266202), as amended and supplemented by any amendments thereto, in respect of the ADSs, which has been declared effective by the Commission. The registration statements relating to the ADSs are hereinafter referred to as the “ADS Registration Statement.”

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the ADS Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement, the ADS Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement, the ADS Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement, the ADS Registration Statement or the Prospectus, as the case may be, as of any specified date.

At the time the Registration Statement was originally declared effective and at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, if later, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. During the Agency Period, each time the Company has filed or files an Annual Report on Form 10-K the Company will (i) meet the then-applicable requirements for use of Form S-3 under the Securities Act, including, but not limited to, General Instruction I.B.1 thereto or (ii) promptly notify the Agent that it does not meet such requirements.

(b) Compliance with Registration Requirements. The Original Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

The Prospectus when filed complied or will comply in all material respects with the Securities Act and, if filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Agent for use in connection with the issuance and sale of the Shares. Each of the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at each Representation Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the date of this Agreement, the Prospectus and any Free Writing Prospectus (as defined below) considered together (collectively, the “Time of Sale Information”) did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented, as of its date and at each Representation Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Agent furnished to the Company in writing by the Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information described in Section 6. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. The Registration Statement and the offer and sale of the Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said rule.

(c) French Disclosure. All information and other disclosure materials made publicly available by the Company were, as of the date they were made publicly available, true, complete and accurate in all material respects, and complied with the requirements of applicable French law, including French securities law, the AMF general regulation (“AMF General Regulation”) and guidelines, the European Commission Delegated Regulation (EU) no. 2019/980, as amended, and the European Commission Delegated Regulation (EU) no. 2019/979, as amended. The Prospectus shall not contain any material information regarding the Company that has not been, or is not contemporaneously, made available by the Company to the public in France.

(d) Ineligible Issuer Status. The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the issuance and sale of the Shares did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement, the ADS Registration Statement or the Prospectus, including any document incorporated by reference therein. Except for the Free Writing Prospectuses, if any, furnished to the Agent before first use, the Company has not prepared, used or referred to, and will not, without the Agent’s prior consent, prepare, use or refer to, any Free Writing Prospectus.

(e) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the ADS Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) Forward-Looking Statements. Each “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances.

(g) Independent Accountants. KPMG S.A. and Deloitte & Associés, who have audited certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements (which term as used in this Agreement includes the related notes thereto) included directly or incorporated by reference in the Prospectus are independent public accountants with respect to the Company within the meaning of the Securities Act and as required by the AMF General Regulation and under the professional rules of the “Compagnie Nationale des Commissaires aux Comptes.”

(h) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and its results of operations and cash flows for the periods indicated, and comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and have been prepared in conformity with generally accepted accounting principles applied in the United States (“GAAP”) on a consistent basis throughout the periods involved (except (i) as otherwise noted therein and (ii) in the case of unaudited financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission).

(i) Good Standing of the Company. The Company is duly constituted as a French public limited company (société anonyme) with a board of directors and registered with the Trade and Companies Registry of Nanterre under the unique identification number of 441 772 522. The Company exists validly, operates in all material respects in accordance with the laws and regulations that apply to it and has made all the filings, statements and registrations required by the competent authorities for the purpose of its activities. Each member of the Board of Directors (Conseil d’administration), the Chairman of the Board of Directors (Président du Conseil d’administration) and the Chief Executive Officer (Directeur Général ) have been lawfully appointed or elected and are validly in office in accordance with the law and, perform their respective duties in compliance with French law and the Company’s by-laws (statuts) and internal regulations. The Subsidiary (as defined below) has been duly constituted under the laws of the State of Delaware. The Company and the Subsidiary are fully empowered to hold and use their assets.

(j) Good Standing of Subsidiaries. DBV Technologies Inc., a Delaware corporation (the “Subsidiary”) is the Company’s only significant subsidiary (as defined under Rule 1-02 of Regulation S-X). Each of the Company and the Subsidiary have been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized (to the extent the concept of “good standing” or such equivalent concept exists under the laws of such jurisdiction), with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”) (to the extent the concepts of “due qualification” and/or “good standing” or such equivalent concepts exists under the laws of such jurisdiction). With respect to the Company or to the Subsidiary (a) no application for the appointment of an ad hoc representative (mandataire ad hoc) has been made, (b) no application to enter into a safeguard procedure (procédure de sauvegarde) has been made, (c) no application to enter into an accelerated safeguard procedure (procédure de sauvegarde accelérée) has been made, (d) no application to enter into a conciliation procedure (procédure de conciliation) has been made, (e) no application for the transfer of whole of the business (cession totale de l’entreprise) has been made, (f) no notice of judicial reorganisation (redressement judiciaire), judicial liquidation (liquidation judiciaire) or voluntary liquidation has been filed, (g) no conveyance, assignment or other arrangement for the benefit of, or enters into a composition with, its creditors has been made and (h) no proceedings under any applicable laws before a court having competent jurisdiction over the Company or such Subsidiary which has analogous effect to any of the proceedings referred to in this paragraph (j) is commenced, threatened or pending.

(k) Capitalization. The Company’s share capital is as disclosed in the Prospectus; the share capital of the Company, including the Underlying Common Shares, conforms to the description thereof contained in the Prospectus; the ordinary shares composing the share capital of the Company and any outstanding ADSs as at the date hereof have been duly and validly authorized and issued and are fully paid, non-assessable and freely negotiable and have been issued in compliance with French law and, to the extent applicable, all United States federal, state and local securities laws; the holders of outstanding Common Shares are not entitled to preemptive rights (droit préférentiel de souscription), priority rights (délai de priorité) or other similar rights to subscribe for securities of the Company, except for any such rights as have been effectively waived or complied with; and, except as set forth in the Prospectus, no options, warrants, preemptive rights, rights of first refusal or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, any share capital of or ownership interests in the Company are outstanding. All the outstanding shares of the Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and all outstanding shares of the Subsidiary are directly owned by the Company free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. As used herein with respect to the Common Shares of the Company, “non-assessable” means that no present or future holder of ordinary shares will be subject to personal liability, by reason of being such a holder, for additional payments or calls for further funds by the Company or any other person after the issuance of the ordinary shares.

(l) Total Number of Underlying Common Shares to be Issued. As of the date of each Issuance Notice and as of each Settlement Date, the number of Common Shares available to be issued pursuant to the 25th and 31st resolutions (or any substitute resolutions thereto adopted at a subsequent shareholders’ meeting), provided that in each case the number of Underlying Common Shares that can be issued over a given rolling 12-months period represents, pursuant to this Agreement, once issued together with all the other Common Shares which have been admitted to trading on Euronext Paris over the same 12-month period without a French listing prospectus approved by, or a document containing the information set out in Annex IX to the Prospectus Regulation filed with, the AMF, less than 30% of the total number of the Company’s securities Common Shares already admitted to trading on Euronext Paris on the date the admission to trading of the Underlying Common Shares is requested, in compliance with French law requirements.

(m) Use of Proceeds. The Company confirms that, subject to the qualifications set forth under the heading “Use of Proceeds” in the Prospectus, the funds to come from the sale of the Shares will be used as described in the Prospectus under heading “Use of Proceeds.”

(n) Dividend. Except as described in the Prospectus, all dividends and other distributions declared and payable on the Common Shares may under current French law and regulations be paid to the Depositary for the benefit of the holders of Shares in Euros and may be converted into foreign currency that may be transferred out of France in accordance with, and subject to the limitation contained in, the Deposit Agreement. The subsidiaries of the Company are not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the subsidiaries’ capital stock, from repaying to the Company any loans or advances to the subsidiaries from the Company or from transferring any of the subsidiaries’ property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus.

(o) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Company has full power and capacity to enter into this Agreement; the execution and the completion of the operations described in this Agreement, and the issuance of the Underlying Common Shares and of the Shares have been validly authorized pursuant to the 25th and 31st resolutions passed at the shareholders’ general meeting of the Company dated June 11, 2025 which has been properly convened and the appropriate decisions of the Board of Directors (Conseil d’administration) made on September 1, 2025 and will be validly authorized by the Chief Executive Officer (Directeur Général) of the Company when he will be taking an issuance decision in the form attached hereto as Exhibit B, and all ceilings applicable to these authorizations have been and will be respected; all the notices, authorizations and approvals necessary to proceed with the valid issuance of the Underlying Common Shares and the deposit of the Underlying Common Shares with the Depositary in connection with the issuance of the Shares, and those necessary for execution by the Company of its obligations hereunder have been duly obtained and will remain in force on the Settlement Date.

(p) Authorization and Description of Shares. On each Settlement Date, the Company will have the power and authority to allot and issue the Underlying Common Shares on such Settlement Date pursuant to this Agreement without further sanction and consent by any securityholder of the Company. Upon delivery of the Issuance Decision contemplated by Section 3(b)(v) of this Agreement, the Underlying Common Shares and the Shares shall be duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered against payment therefor pursuant to this Agreement, and upon delivery of the depositary certificate (certificat du dépositaire) in accordance with Article L. 225-146 of the French Commercial Code, the Underlying Common Shares will be validly issued, in accordance with Article L. 225-138 of the French Commercial Code and the 25th and 31st resolutions of the Company’s combined general meeting of shareholders held on June 11, 2025 (or any substitute resolutions thereto adopted at a subsequent shareholders’ meeting), as applicable and fully paid and non-assessable; and, on each Settlement Date, the issuance of the Underlying Common Shares will not be subject to preemptive rights (droit préférentiel de souscription), priority rights (délai de priorité) or other similar rights of any securityholder of the Company that have not been duly excluded, waived or satisfied. All Common Shares and Shares issued by the Company are consistent, and the Underlying Common Shares and Shares will be consistent, with the descriptions in the Prospectus. The description of the Company’s incentive plans including (i) the share subscription warrants (bons de souscription d’actions), (ii) the stock-options and (iii) the free shares (actions gratuites) and the rights granted thereunder set forth in the Prospectus accurately and fairly present, in all material respects, the information required to be shown under applicable laws and regulations, with respect to such plans, arrangements, options and rights. No holder of Shares will be subject to personal liability by reason of being such a holder. Upon the sale and delivery of the Shares, and payment therefor, the Agent or the purchasers thereof, as the case may be, will acquire good, marketable and valid title to such Shares, free and clear of all pledges, liens, security interests, charges, claims or encumbrances.

The Underlying Common Shares may be fully deposited by the Company with the Depositary or its nominee against the issuance of ADSs, as contemplated by the Deposit Agreement. The Company shall take all necessary steps to have the Underlying Common Shares admitted to the transactions of Euroclear France, Clearstream Banking SA, a public limited company (Luxembourg) and Euroclear Bank SA/NV (collectively, “Euroclear”) and to have the Underlying Common Shares admitted to trading on Euronext Paris on the trading day following the Settlement Date, and on the Settlement Date, no collateral, pledge, lien or other security will exist on any Underlying Common Shares or Shares, nor any third-party rights accorded by the Company.

(q) Authorization of Deposit Agreement, ADSs, Shares and Underlying Common Shares. The Deposit Agreement has been duly authorized, executed and delivered by the Company, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon due issuance by the Depositary of the ADSs against the deposit of the Underlying Common Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs (and any American Depositary Receipts (“ADRs”) representing such ADSs) will be duly and validly issued, and the persons in whose names the ADSs (and, if applicable, ADRs) are registered will be entitled to the rights specified therein, respectively, and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. The issuance and sale of the Shares, the issuance and deposit of the Underlying Common Shares with the Depositary and the issuance of the ADSs evidencing the Shares as contemplated by this Agreement and the Deposit Agreement will neither (i) cause any holder of any Common Shares or ADSs or securities convertible into or exchangeable or exercisable for Common Shares or ADSs or options, warrants or other rights to purchase Common Shares or ADSs or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company, nor (ii) trigger any anti-dilution rights of any such holder with respect to such Underlying Common Shares, ADSs, securities, options, warrants or rights; provided, however, that provisions included in the Company’s warrants and pre-funded warrants related to the adjustments of the exercise ratios or exercise prices shall not be considered anti-dilution rights.

(r) Corporate Purpose. The sale of the Shares pursuant to this Agreement are in the Company’s corporate interest and serving the Company’s corporate purpose (objet social) as set forth in the Company’s by-laws (statuts) or other constitutional documents and are an arm’s-length basis between the Company, on the one hand, and the Agent and any Affiliate through which they may be acting, on the other.

(s) Registration Rights. Except as disclosed in the Registration Statement and the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except for any such rights as have been effectively waived or complied with.

(t) Absence of Violations, Defaults and Conflicts. Neither the Company nor the Subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii), for such violation or default as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the issuance and sale of the Shares, the issuance and deposit of the Underlying Common Shares nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Deposit Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to, (A) the charter or by-laws of the Company or the Subsidiary, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or the Subsidiary is a party or bound or to which its or their property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or the Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Subsidiary or any of its or their properties, except in the case of clause (B) and (C), as would not reasonably be expected to have a Material Adverse Effect on the Company’s ability to consummate the transactions contemplated hereby.

(u) Absence of Labor Dispute. No labor problem or dispute with the employees of the Company or the Subsidiary exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Subsidiary’s principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

(v) Absence of Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or incorporated by reference into the Registration Statement and the Prospectus.

(w) Accuracy of Exhibits. There is no franchise, contract or other document of a character required to be described in the Registration Statement, ADS Registration Statement, or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required by any applicable laws and regulations; and the statements in the Registration Statement and the Prospectus under the headings “Certain Income Tax Considerations,” “Risk Factors – Risks Related to Product Development, Regulatory Approval and Commercialization,” “Risk Factors – Intellectual Property Risks Related to Our Business,” “Business – Intellectual Property,” and “Business – Government Regulation,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(x) Absence of Further Requirements. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the performance by the Company of its obligations hereunder in respect of the offering, issuance or sale of the Shares or the issuance and deposit with the Depositary of the Underlying Common Shares, except such as have already been obtained, and such as may be required under the Securities Act or the blue sky laws of any jurisdiction in connection with the sale of the Shares by the Agent in the manner contemplated herein and in the Prospectus.

(y) Possession of Licenses and Permits. The Company and the Subsidiary possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except in each case, the lack of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and neither the Company nor the Subsidiary have received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect except as set forth in or contemplated in the Prospectus.

(z) Compliance with Regulatory Laws. Except as described in the Registration Statement and the Prospectus, as applicable, the Company and the Subsidiary (i) are and at all times have been in compliance with all applicable statutes, rules and regulations in the United States or any other jurisdiction applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product candidate under development, manufactured or distributed by the Company, including, without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the exclusion law (42 U.S.C. § 1320a-7), the statutes, regulations and directives of Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act) and all other government funded or sponsored healthcare programs including the TRICARE program (32 C.F.R. § 199.17), the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, the regulations promulgated pursuant to such laws, including, without limitation, the collection and reporting requirements, and the processing of any applicable rebate, chargeback or adjustment, under applicable rules and regulations relating to the VA Federal Supply Schedule (38 U.S.C. § 8126) or under any U.S. Department of Veterans Affairs agreement, and any successor government programs, and comparable state laws, regulations relating to Good Clinical Practices and Good Laboratory Practices and all other local, state, federal, national, supranational and foreign health care laws, manual provisions, policies and administrative guidance, in each case relating to the regulation of the Company or the Subsidiary (collectively, the “Applicable Laws”), except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) have not received any notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting non-compliance with any Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) possess all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect; (iv) have not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened; (v) have not received written notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take action to materially limit, suspend, materially modify or revoke any Authorizations nor, to the Company’s knowledge, is any such limitation, suspension, modification or revocation threatened; (vi) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission); and (vii) are not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.

(aa) Pre-Clinical and Clinical Studies. The nonclinical studies and clinical trials conducted by or on behalf of or sponsored by the Company or the Subsidiary, or in which the Company or the Subsidiary have participated, that are described in the Registration Statement and the Prospectus or the results of which are referred to in the Registration Statement and the Prospectus, as applicable, and are intended to be submitted to Regulatory Authorities (as defined below) as a basis for product approval, were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures and all applicable statutes, rules and regulations of the U.S. Food and Drug Administration (“FDA”) and comparable drug regulatory agencies outside of the United States (including the Agence Nationale de Securité et du Médicament (“ANSM”)) to which they are subject (collectively, the “Regulatory Authorities”), including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58, and 312, and Good Clinical Practices and Good Laboratory Practices; the descriptions in the Registration Statement and the Prospectus of the results of such studies, tests and trials are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; the Company has no knowledge of any other trials the results of which are inconsistent with or otherwise call into question the results described or referred to in the Registration Statement and the Prospectus; the Company and the Subsidiary have operated and are currently in compliance in all material respects with all applicable statutes, rules and regulations of the Regulatory Authorities; neither the Company nor the Subsidiary have received any written notices, correspondence or other communication from the Regulatory Authorities or any other governmental agency which could lead to the termination or suspension of any nonclinical studies or clinical trials that are described in the Registration Statement and the Prospectus or the results of which are referred to in the Registration Statement and the Prospectus, other than ordinary course communications, and, to the Company’s knowledge, there are no reasonable grounds for same. Except as set forth in or contemplated in the Prospectus, the Company possesses all licenses, certificates, permits and other authorizations (collectively, “Permits”) issued by, and has made all declarations and filings with, the applicable federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its businesses as described in the Registration Statement and the Prospectus, or to permit all nonclinical studies and clinical trials conducted by or on behalf of the Company, including, without limitation, all necessary FDA and applicable foreign regulatory agency approvals; the Company is not in violation of, or in default under, any such Permit, except as set forth in or contemplated in the Prospectus; and the Company has not received notice of any revocation or modification of any such Permit and does not have any reason to believe that any such Permit will not be renewed in the ordinary course, except as set forth in or contemplated in the Prospectus. The Company (i) is, and at all times has been, in compliance with all Applicable Laws, and (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any Regulatory Authority alleging or asserting material non-compliance with (A) any Applicable Laws or (B) any Permits required by any such Applicable Laws. To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules, regulations and policies of the Regulatory Authorities.

(bb) Title to Property. Each of the Company and the Subsidiary owns or leases all such properties as are necessary to the conduct of its operations as presently conducted in all material respects.

(cc) Possession of Intellectual Property. The Company and the Subsidiary own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed to be conducted in the Prospectus. Except as set forth in the Prospectus, (i) there are no rights of third parties to any such Intellectual Property, except any rights which have not had and are not reasonably likely to result in a Material Adverse Effect; (ii) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any fact which would form a reasonable basis for any such claim; (vi) to the Company’s knowledge, there is no patent or published patent application in the United States which contains claims that interfere with the issued or pending claims of any Intellectual Property described in the Prospectus as being owned by or licensed to the Company; and (vii) there is no prior art of which the Company is aware that is reasonably likely to render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

(dd) Environmental Laws. The Company and the Subsidiary are (i) in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance in all material respects with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus. Except as set forth in the Prospectus, neither the Company nor the Subsidiary have been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ee) Accounting Controls and Disclosure Controls. The Company and its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Such internal controls over financial reporting are effective at the reasonable assurance level and the Company is not aware of any material weakness in internal controls over financial reporting. The Company and its consolidated subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective at the reasonable assurance level.

(ff) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(gg) Payment of Taxes. The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect or except as set forth in or contemplated in the Prospectus) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect or except as set forth in or contemplated in the Prospectus.

(hh) Insurance. The Company and the Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or the Subsidiary or its respective businesses, assets, employees, officers and directors are in full force and effect; the Company and the Subsidiary are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or the Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor the Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor the Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain coverage from insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

(ii) ERISA Compliance. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan (as defined below), determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the U.S. Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or the Subsidiary that would reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or the Subsidiary that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and the Subsidiary compared to the amount of such contributions made in the most recently completed fiscal year of the Company and the Subsidiary; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and the Subsidiary compared to the amount of such obligations in the most recently completed fiscal year of the Company and the Subsidiary; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or the Subsidiary related to their employment that would reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or the Subsidiary may have any liability.

(jj) Brokers. Except as otherwise disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(kk) [Reserved].

(ll) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(mm) Absence of Manipulation. Neither the Company nor the Subsidiary have taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or European Union and French laws, stabilization or manipulation of the price of the Shares or any security of the Company to facilitate the sale or resale of the Shares.

(nn) No Market Abuse. The Company has complied and complies with any and all applicable rules relating to market abuse (including insider trading) and has taken adequate measures and has adequate procedures in place in order to ensure such compliance, and none of the allotment of the Shares, the sale of the Shares and the consummation of the transactions contemplated by this Agreement will constitute a violation by the Company of any applicable “insider dealing,” “insider trading” or similar legislation, and no person acting on its behalf has done any act or engaged in any course of conduct constituting such violation.

(oo) Related-Party Transactions. There are no business relationships or related-party transactions, including conventions réglementées under Articles L. 225-38 et seq. of the French Commercial Code, involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement or the Prospectus that have not been described as required. All related party transactions described therein have been duly authorized and executed by the Company or one of its subsidiaries, as the case may be. Neither the Company nor any of its subsidiaries is engaged in any material transaction with their respective directors, officers, management shareholders or any other person, including persons formerly holding such positions, on terms that are not available from or to other parties on an arm’s-length basis.

(pp) No Unlawful Payments. Neither the Company nor the Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or the Subsidiary is aware of or has taken any action, directly or indirectly, that would reasonably be expected to result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, the rules and regulations thereunder or the U.K. Bribery Act 2010, and Articles 432-11 et seq., 433-1 and 433-2, 433-22 to 433-25, 435-1 et seq. and 445-1 et seq. of the French Criminal Code or similar law of any other relevant jurisdiction (“Anti-Corruption Laws”); and neither the Company nor the Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or the Subsidiary is aware of or has taken any action, directly or indirectly, that would reasonably be expected to result in a sanction for violation by such persons of the Anti-Corruption Laws; and prohibition of noncompliance therewith is covered by the codes of conduct or other procedures instituted and maintained by the Company and the Subsidiary. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary with respect to the Anti-Corruption Laws is pending or, to the knowledge of the Company, threatened. Neither the Company nor the Subsidiary will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(qq) Compliance with Anti-Money Laundering Laws. The operations of the Company and the Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(rr) No Conflicts with Sanctions Laws. Neither the Company nor the Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or the Subsidiary (i) is currently the subject of any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or controlled by His Majesty’s Treasury) or France (including sanctions administered or controlled by the French Treasury) (collectively, “Sanctions” and such persons, “Sanctioned Persons”) or (ii) will, directly or indirectly, use the proceeds of the offering and sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any applicable Sanctions by, or would reasonably be expected to result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as an underwriter, advisor, investor or otherwise). Neither the Company nor the Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or the Subsidiary, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (including, but not limited to, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine (or any other Covered Region of Ukraine identified pursuant to Executive Order 14065), Cuba, Iran, North Korea, and Syria) (collectively, “Sanctioned Territories” and each, a “Sanctioned Territory”). Neither the Company nor the Subsidiary have engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Territory, since April 24, 2019, nor does the Company or the Subsidiary have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Territories.

(ss) Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending Affiliate of the Agent and (ii) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any Affiliate of the Agent.

(tt) [Reserved].

(uu) Statistical and Market-Related Data. The statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate in all material respects.

(vv) No Rated Securities. Neither the Company nor its subsidiaries have any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(ww) Validity of Choice of Law. The choice of the law of the State of New York as the governing law of this Agreement and the Deposit Agreement are valid choices of law under the laws of France and will be honored by courts in France, subject to the conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the Prospectus and to compliance with relevant civil procedural requirements (which do not involve a re-examination of the merits of the claim) in France. The Company has the power to submit, and pursuant to Section 8(g) of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, United States (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 8(g) of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 8(g) of this Agreement and Section 7.6 of the Deposit Agreement.

(xx) No Immunity. Neither the Company nor the Subsidiary nor any of their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise).

(yy) No Marketing Approval. None of the Company’s product candidates have received marketing approval from any regulatory authority.

(zz) Judgment Currency. Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under New York law in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement would be recognized and enforced against the Company by French courts without re-examining the merits of the case; provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard; (B) such judgments or the enforcement thereof are not contrary to French public policy pertaining both to the substance and the merits (in that regard it is uncertain whether a part of a judgement condemning the Company to damages in excess of any loss actually suffered, i.e. punitive damages, could be fully enforced in France); (C) such judgments rendered by a court having jurisdiction over the matter, this condition will be fulfilled if the New York Court is connected to the dispute, had not been seized fraudulently, and French courts do not have exclusive jurisdiction over the matter; and (D) the judgements do not conflict with any other valid judgment in the same matter between the same parties and no action between the same parties in the same matter is pending in any French court at the time the lawsuit is instituted in the foreign court.

(aaa) Cybersecurity. Except as disclosed in the Registration Statement, the Time of Sale Prospectus, the Prospectus, (x) to the Company’s knowledge, there has been no material security breach or other material compromise of or relating to any of the Company’s or the Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiary have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data; (ii) the Company and the Subsidiary are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and (iii) the Company has implemented backup and disaster recovery technology consistent with generally accepted industry standards and practices for companies of a similar size and stage of development.

(bbb) Privacy. The Company and the Subsidiary are, and at all times have been, in material compliance with all applicable data privacy and security laws and regulations, including the European Union General Data Protection Regulation (EU 2016/679) (collectively, the “Privacy Laws”), except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiary have at all times made all material disclosures to users or customers required by Privacy Laws, and such disclosures have been accurate in all material respects and not in violation of any Privacy Law. To the knowledge of the Company, the execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach or violation of any Privacy Laws. The Company and the Subsidiary (i) have not received written notice from any governmental authority of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (ii) are not currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law, and (iii) are not a party to any order or decree that imposes any obligation or liability under any Privacy Law.

(ccc) Stock Exchange Listing. The Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the ADSs are listed on the Principal Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the ADSs from the Principal Market, nor has the Company received any notification that the Commission or the Principal Market is contemplating terminating such registration or listing. The Common Shares are and the Underlying Common Shares will be listed on the regulated market of Euronext in Paris (“Euronext Paris”). To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Principal Market and of Euronext Paris.

(ddd) FINRA Matters. All of the information provided to the Agent or to counsel for the Agent by the Company or its counsel in connection with the offering of the Shares is true, complete, correct and compliant with Financial Industry Regulatory Authority, Inc.’s (“FINRA”) rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct.

(eee) No Unlawful Contributions or Other Payments. Except as otherwise disclosed in the Prospectus, neither the Company nor any of the Subsidiary nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement and the Prospectus.

(fff) Duties, Transfer Taxes, Etc. No transaction, stamp, documentary, capital, issuance, registration, transfer, withholding, or other taxes or duties (including, for the avoidance of doubt, financial transaction tax as set out in Article 235 ter ZD of the French Code général des impôts) are payable by or on behalf of the Agent, the Company or the Subsidiary in France or to any taxing authority thereof or therein in connection with (i) the issuance, sale and delivery of the Underlying Common Shares by the Company, the issuance of the ADSs by the Depositary; (ii) the purchase from the Company, and the initial sale and delivery by the Agent of the Shares to purchasers thereof; (iii) the holding or transfer of the Shares; (iv) the deposit of the Underlying Common Shares with the Depositary and the issuance and delivery by the Depositary of the ADSs; or (v) the execution, delivery and performance of this Agreement or the Deposit Agreement or any other document to be furnished hereunder.

(ggg) Other Underwriting Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

(hhh) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by any officer or representative of the Company or the Subsidiary and delivered to the Agent or counsel for the Agent in connection with an issuance of Shares shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby on the date of such certificate.

The Company acknowledges that the Agent and, for purposes of the opinions to be delivered pursuant to Section 4(p) hereof, counsel to the Company and counsel to the Agent, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 3. ISSUANCE AND SALE OF ADSs

(a) Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Agent agree that the Company may from time to time seek to sell Shares through the Agent, acting as sales agent, as follows in subsection (b), with an aggregate Issuance Amount of up to the Maximum Program Amount, based on and in accordance with such Issuance Notices as the Company may deliver during the Agency Period.

To the extent, that the total number of Underlying Common Shares issued pursuant to this Agreement over a 12-month rolling period represents, once issued and together with all the other Common Shares which have been admitted to trading on Euronext Paris over the same 12-month period without a French listing prospectus approved by, or a document containing the information set out in Annex IX to the Prospectus Regulation filed with, the AMF, less than 30% of the total number of Common Shares admitted to trading on Euronext Paris on the date the admission to trading of the Underlying Common Shares is requested, no prospectus is required for such admission to trading pursuant to the Prospectus Regulation.

Each of the Company and the Agent acknowledges that the Shares may only be sold in compliance with applicable French or foreign law and the limits and other conditions set forth in the corporate authorizations of the Company applicable at the time of issuance of the Shares.

(b) Mechanics of Issuances.

(i) Issuance Notice. Upon the terms and subject to the conditions set forth herein, on any Trading Day during the Agency Period on which the conditions set forth in Section 5(a) and Section 5(b) shall have been satisfied, the Company may exercise its right to request an issuance of Shares by delivering to the Agent an Issuance Notice; provided, however, that (A) in no event may the Company deliver an Issuance Notice to the extent that (I) the sum of (x) the Issuance Amount under any given Issuance Notice plus (y) the aggregate Issuance Amount of all Shares issued under all previous Issuance Notices effected pursuant to this Agreement, would exceed the Maximum Program Amount; and (B) prior to delivery of any Issuance Notice, the period set forth for any previous Issuance Notice shall have expired or been terminated. An Issuance Notice shall be considered delivered on the Trading Day that it is received by e-mail to the persons set forth in Schedule A hereto and confirmed by the Company by telephone (including a voicemail message to the persons so identified), with the understanding that, with adequate prior written notice, the Agent may modify the list of such persons from time to time.

(ii) Investor Letters. Each purchaser of Shares shall provide to the Agent, no later than the Trading Day on which Shares are sold to such purchaser pursuant to this Agreement, an executed investor letter (each, an “Investor Letter”) in substantially the form attached as Schedule A to Exhibit A hereto, which form shall be delivered by the Agent to each prospective purchaser of Shares hereunder, and the Agent shall not sell Shares to any purchaser who shall not have delivered such Investor Letter.

(iii) Agent Efforts. Upon the terms and subject to the conditions set forth in this Agreement, upon the receipt of an Issuance Notice, the Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to place the Shares, subject to, and in accordance with, the information specified in the Issuance Notice, unless the proposed sale of the Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement, provided that the Issuance Notice complies with (i) the Maximum Program Amount, (ii) the other terms provided for herein, and (iii) French law and applicable corporate authorizations of the Company. The Agent will notify the Company of the bids received for Shares in compliance with the terms of the Issuance Notice (an “Agent Notification”) (such Agent Notification may be by email to the Company’s Chief Executive Officer). Such Agent Notification shall contain the price at which the Shares would be purchased, the counterparty/parties bidding for such Shares and the number of Shares to be placed with such counterparty/parties and shall be accompanied by an e-mail confirmation, in the form set forth in Exhibit C hereto, of a representative of each bidding party confirming that such bidding party falls within one of the categories identified in the Investor Letter. For the avoidance of doubt, the parties to this Agreement may modify an Issuance Notice at any time provided they both agree in writing to any such modification.

(iv) Method of Offer and Sale. The Shares may be sold (A) in negotiated transactions with the written consent of the Company or (B) by any other method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including block transactions, sales made directly on the Principal Market or sales made into any other existing trading market of the ADSs, provided that for (A) and (B), such sales are made in compliance with French law and within the limits and conditions set forth by the corporate authorizations of the Company, which shall be specified in the Issuance Notice. Nothing in this Agreement shall be deemed to require either party to agree to any specific method of offer and sale specified in the preceding sentence, except insofar as required for compliance with French law and applicable corporate authorizations of the Company, and (except as specified in clause (A) above or as required for compliance with French law and applicable corporate authorizations of the Company) the method of placement of any Shares by the Agent shall be at the Agent’s discretion.

(v) Issuance Decision. Following the receipt of an Agent Notification provided for in Section 3(b)(iii) and no later than 3:30 pm (New York City time) on the Trading Day on which the Company wants to sell Shares, the Company shall issue a decision of the Board of Directors or the Chief Executive Officer of the Company in the form set forth in Exhibit B hereto (the “Issuance Decision”), acting upon delegated authority, reflecting the Company’s decision to issue the Underlying Common Shares, allocated, and at such price, as set forth in the Agent Notification to the Company provided in Section 3(b)(iii), subject to settlement on the relevant Settlement Date, it being specified that for each issuance of Shares the equivalent in Euro of the Sales Price will be set by the Board of Directors or the Chief Executive Officer based upon the U.S. dollar-Euro exchange rate, as published by the European Central Bank on that date and within the price limits set forth in the 25th and 31st resolutions of the Company’s combined general shareholders’ meeting held on June 11, 2025 (or any substitute resolutions thereto adopted at a subsequent shareholders’ meeting).

(vi) Post-Sale Confirmation to the Company. The Agent will provide (i) written confirmation to the Company (including by email correspondence to each of the Company individuals set forth in Schedule 2, if receipt of such email correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than 11:59 p.m. (New York City time) on the Trading Day on which it has placed Shares hereunder setting forth the identity of each purchaser, the number of shares sold on such Trading Day to each such purchaser and the Sales Price, in each case, consistent with the Issuance Decision, as well as the corresponding Issuance Amount and Net Proceeds payable to the Company in respect thereof and (ii) copies of such documents as required by French law and the limits and other conditions set forth in the corporate authorizations of the Company in a form acceptable by the Company, including the Investor Letters. Notwithstanding the foregoing, the Agent acknowledges that the written confirmation set forth in this Section 3(b)(vi) may not differ from the terms set forth in the Issuance Decision, and that in such event, no Shares shall be placed pursuant to such Issuance Decision.

(vii) Settlement. Each issuance of Shares will be settled on the applicable Settlement Date, pursuant to which:

(A) Payment for Shares. The Issuance Amount shall be paid by the Agent in U.S. dollars at or prior to 4:00 p.m. (Paris, France time) on the date prior to the Settlement Date to the applicable account designated by the Company in the Issuance Notice, which account shall be held at Société Générale Securities Services, as transfer agent and registrar of the Company, or such other transfer agent and registrar as the Company may specify in a Issuance Notice (the “Registrar”).

(B) Settlement of Shares. No later than 11:00 am (Paris, France time) on a Settlement Date, the Registrar shall then issue a depositary certificate (certificat du dépositaire) in accordance with Article L. 225-146 of the French Commercial Code, relating to the capital increase of the Company resulting from the issuance of the Underlying Common Shares, and shall deliver two originals of such certificate to the Company. At least one full business day prior to a Settlement Date, the Company shall have taken all actions to be taken by the Company, including providing the Registrar with all notices (including the Euronext notice) and the Issuance Decision delivered as provided for by Section 3(b)(v) that are required in connection with the issuance of the certificat du dépositaire referred herein.

(C) Delivery of Shares. On each Settlement Date, immediately after issuing the certificat du dépositaire, (i) the Registrar shall (x) send to Euroclear France, in the name and on behalf of the Company, a lettre comptable for the creation of the Underlying Common Shares for the Shares and for credit thereof no later than on the Settlement Date in a securities account opened in the name and on behalf of the Company in the books of the Registrar; and (y) deliver the Underlying Common Shares for the Shares to the custodian for the Depositary, and (ii) the Company will cause the Depositary to, electronically transfer the Shares by crediting the Agent or its designee’s account (provided the Agent shall have given the Company written notice of such designee at least one business day prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian (DWAC) System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which Shares in all cases shall be freely tradeable, transferable, registered securities in good deliverable form.

(D) Payment of Issuance Commission. On each Settlement Date, the Company shall pay, or cause the Registrar to pay, to the Agent the Issuance Commission due to the Agent in respect of the Issuance Amount of the Shares settled on such date in same day funds to the account designated by the Agent. The aforementioned Issuance Commission shall be deducted from the gross proceeds payable to the Company on a Settlement Date and shall be paid on such date by the Registrar to the Agent as soon as possible after issuance of the certificat du dépositaire.

(viii) Suspension or Termination of Sales. Consistent with standard market settlement practices, the Company or the Agent may, upon notice to the other party hereto in writing or by telephone (confirmed immediately by verifiable email), suspend any sales pursuant to this Agreement, and the period set forth in an Issuance Notice shall immediately terminate; provided, however, that (A) such suspension and termination shall not affect or impair either party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice; (B) if the Company suspends or terminates any sale under this Agreement after the Agent confirms such sale to the Company, the Company shall still be obligated to comply with Section 3(b)(vii) with respect to the applicable Shares; and (C) if the Company defaults in its obligation to deliver such Shares on a Settlement Date, the Company agrees that it will hold the Agent harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company. The parties hereto acknowledge and agree that, in performing its settlement obligations under this Agreement, the Agent may borrow ADSs from stock lenders in the event that the Company has not delivered Shares to settle sales as required by Section 3(b)(vii), and may use the Shares to settle or close out such borrowings. The Company agrees that no such notice shall be effective against the Agent unless it is made to the persons identified in writing by the Agent pursuant to Section 3(b)(i).

(ix) No Guarantee of Placement, Etc. The Company acknowledges and agrees that (A) there can be no assurance that the Agent will be successful in placing Shares; (B) the Agent will incur no liability or obligation to the Company or any other Person if it does not sell Shares; and (C) the Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement.

(x) Material Non-Public Information. Notwithstanding any other provision of this Agreement, the Company and the Agent agree that the Company shall not deliver any Issuance Notice to the Agent, and the Agent shall not be obligated to place any Shares, during any period in which the Company is in possession of material non-public information.

(c) Fees. As compensation for services rendered and as contemplated (without duplication) by Section 3(b)(vii)(D), the Company shall pay or cause the Registrar to pay, to the Agent in connection with settlement and delivery of the Shares, on the applicable Settlement Date, the Issuance Commission for the applicable Issuance Amount (including with respect to any suspended or terminated sale pursuant to Section 3(b)(viii) after the Agent confirms such sale to the Company) by the Agent. The aforementioned Issuance Commission shall be deducted from the gross proceeds payable to the Company on a Settlement Date and shall be paid on such date by the Registrar to the Agent as soon as possible after issuance of the certificat du dépositaire.

(d) Expenses. The Company agrees whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 7 hereunder, to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Underlying Common Shares and the Depositary for the ADSs in connection with this Agreement; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, any Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Agent in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Agent, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Agent of such qualifications, registrations, determinations and exemptions; (vii) the reasonable fees and disbursements of the Agent’s counsel, including the reasonable fees and expenses of counsel for the Agent in connection with, FINRA review, if any, and approval of the Agent’s participation in the offering and distribution of the Shares; (viii) the filing fees incident to FINRA review, if any; and (ix) the fees and expenses associated with listing the Shares on the Principal Market. The fees and disbursements of Agent’s counsel pursuant to subsections (vi) and (vii) above shall not exceed (A) $100,000 in connection with execution of this Agreement and (B) $25,000 in connection with each Triggering Event Date (as defined below) on which the Company is required to provide a certificate pursuant to Sections 4(p)(A)-(D) for which no waiver is applicable.

Section 4. ADDITIONAL COVENANTS

The Company covenants and agrees with the Agent as follows, in addition to any other covenants and agreements made elsewhere in this Agreement:

(a) Exchange Act Compliance. During the Agency Period, the Company shall (i) file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act; and (ii) either (A) include in each interim Quarterly Report filed or furnished by the Company on Form 10-Q and its Annual Reports on Form 10-K, a summary detailing, for the relevant reporting period, (1) the number of Shares sold through the Agent pursuant to this Agreement and (2) the Net Proceeds received by the Company from such sales or, in the Company’s sole discretion, (B) prepare a prospectus supplement containing, or include in such other filing permitted by the Securities Act or Exchange Act (each an “Interim Prospectus Supplement”), such summary information and, at least once a quarter and subject to this Section 4, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rule 430B under the Securities Act).

(b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Agent in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus, or any Free Writing Prospectus; (iii) of the time and date that any post-effective amendment to the Registration Statement, the ADS Registration Statement, or any Rule 462(b) Registration Statement becomes effective; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, the ADS Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or of any order preventing or suspending the use of any Free Writing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the ADSs from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable best efforts to obtain the lifting of such order as soon as reasonably practicable. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) and Rule 433, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Agent or counsel for the Agent it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Section 4(d) and Section 4(f)) to promptly prepare, file with the Commission and furnish at its own expense to the Agent, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither the Agent’s consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 4(d) and Section 4(f). Notwithstanding the foregoing, the Company shall not be required to file such amendment or supplement if there is no pending Issuance Notice and the Company believes that it is in its best interest not to file such amendment or supplement.

(d) Agent’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), the ADS Registration Statement, or the Prospectus (excluding any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Agent’s prior consent, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(e) Use of Free Writing Prospectus. Neither the Company nor the Agent has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other party’s prior written consent, any “written communication” that constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering contemplated by this Agreement (any such free writing prospectus being referred to herein as a “Free Writing Prospectus”).

(f) Free Writing Prospectuses. The Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Agent’s consent, which shall not be unreasonably withheld, conditioned or delayed. The

Company shall furnish to the Agent, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by the Company, as the Agent may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares (but in any event if at any time through and including the date of this Agreement) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or the ADS Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Agent’s consent, which shall not be unreasonably withheld, conditioned or delayed.

(g) Filing of Agent Free Writing Prospectuses. The Company shall not take any action that would result in the Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Agent that the Agent otherwise would not have been required to file thereunder.

(h) Copies of Registration Statement and Prospectus. After the date of this Agreement through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares, the Company agrees to furnish the Agent with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) under the Securities Act, both in such quantities as the Agent may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any period set forth in an Issuance Notice in connection with the offering or sale of the Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Agent and to request that the Agent suspend offers to sell Shares (and, if so notified, the Agent shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement, the ADS Registration

Statement, or the Prospectus as then amended or supplemented, to advise the Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement, the ADS Registration Statement, or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period the Agent is required to deliver a prospectus in respect of transactions in the Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.

(i) Disclosure: During the Agency Period, the Company agrees to publish, by way of press release or, by any other means, in compliance with European and French laws and regulations including the Regulation (EU) 596/2014, as amended, and the AMF General Regulation, any information which would be required due to the existence of this Agreement.

(j) Blue Sky Compliance. The Company shall cooperate with the Agent and counsel for the Agent to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Agent, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof as soon as reasonably practicable.

(k) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Agent an earnings statement (which need not be audited) covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act, which requirement may be satisfied by publicly filing the required information on EDGAR.

(l) Listing; Reservation of Shares. (a) The Company will use its reasonable best efforts to maintain the listing of the ADSs on the Principal Market; and (b) the Company will reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement.

(m) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(n) Due Diligence. During the term of this Agreement, the Company will reasonably cooperate with any reasonable due diligence review conducted by the Agent in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during normal business hours and at the Company’s principal offices, as the Agent may reasonably request from time to time.

(o) Representations and Warranties. The Company acknowledges that each delivery of an Issuance Notice and each delivery of Shares on a Settlement Date shall be deemed to be (i) an affirmation to the Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such Issuance Notice or of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto); and (ii) an undertaking that the Company will advise the Agent if any of such representations and warranties will not be true and correct as of the Settlement Date for the Shares relating to such Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(p) Deliverables at Triggering Event Dates; Certificates. The Company agrees that on or prior to the date of the first Issuance Notice and, during the term of this Agreement after the date of the first Issuance Notice, upon:

(A) the filing of the Prospectus or the amendment or supplement (other than any amendment or supplement through incorporation of any report filed under the Exchange Act) of any Registration Statement or Prospectus (other than a prospectus supplement relating solely to an offering of securities other than the Shares or a prospectus filed pursuant to Section 4(a)(ii)(B)), by means of a post-effective amendment, sticker or supplement, but not by means of incorporation of documents by reference into the Registration Statement or Prospectus;

(B) the filing with the Commission of an Annual Report on Form 10-K (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Annual Report on Form 10-K of the Company);

(C) the filing with the Commission of a Quarterly Report on Form 10-Q (including any Form 10-Q/A containing amended financial information or a material amendment to the previously filed Quarterly Report on Form 10-Q) of the Company; or

(D) the filing with the Commission of a Current Report on Form 8-K of the Company containing amended financial information that is material to the offering of securities of the Company in the Agent’s reasonable discretion;

(any such event, a “Triggering Event Date”), the Company shall furnish the Agent (but in the case of clause (D) above only if the Agent reasonably determines that the information contained in such Current Report on Form 8-K of the Company is material) with a certificate in the form set forth in Exhibit D hereto as of the Triggering Event Date, in the form and substance satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented, (A) confirming that the representations and warranties of the Company contained in this Agreement are true and correct, (B) confirming that the Company has performed all of its obligations hereunder to be performed on or prior to the date of such certificate and as to the matters set forth in Section 5(a)(iii) hereof, and (C) containing any other certification that the Agent shall reasonably request. The requirement to provide a certificate under this Section 4(p) shall be automatically waived for any Triggering Event Date occurring at a time when no Issuance Notice is pending or a suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers instructions for the sale of Shares hereunder (which for such calendar quarter shall be considered a Triggering Event Date) and the next occurring Triggering Event Date for which an Issuance Notice is pending or a suspension is not in effect. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Triggering Event Date when a suspension was in effect and did not provide the Agent with a certificate under this Section 4(p), then before the Company delivers the instructions for the sale of Shares or the Agent sells any Shares pursuant to such instructions, the Company shall provide the Agent with a certificate in conformity with this Section 4(p) dated as of the date that the instructions for the sale of Shares are issued.

(q) Legal Opinions. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(p) for which no waiver is applicable and excluding the date of this Agreement, a negative assurances letter and the written legal opinion of Cooley LLP, as U.S. counsel to the Company, the written legal opinion of Gide Loyrette Nouel A.A.R.P.I., as French counsel to the Company, a negative assurances letter and the written legal opinions of Paul Hastings LLP, as counsel to the Agent, and a legal opinion of Becker & Associés, as intellectual property counsel for the Company, each dated the date of delivery, in form and substance reasonably satisfactory to Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. In lieu of such opinions for subsequent periodic filings, in the discretion of the Agent, the Company may furnish a reliance letter from such counsel to the Agent, permitting the Agent to rely on a previously delivered opinion letter, modified as appropriate for any passage of time or Triggering Event Date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such Triggering Event Date). Notwithstanding the foregoing, the Company shall be required to furnish no more than (i) one opinion letter per calendar year per counsel hereunder and (ii) one negative assurance letter (from Cooley LLP) per filing of any report pursuant to clause (B) or (C) of the definition of a Triggering Event Date.

(r) Comfort Letter. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(p) for which no waiver is applicable the Company shall cause KPMG S.A. and Deloitte & Associés, the independent registered public accounting firms who have audited the financial statements included or incorporated by reference in the Registration Statement, to furnish the Agent a comfort letter, dated the date of delivery, in form and substance reasonably satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel; provided, however, that any such comfort letter will only be required on the Triggering Event Date specified to the extent the filing contains financial statements filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into a Prospectus. If requested by the Agent, the Company shall also cause comfort letters to be furnished to the Agent within ten (10) Trading Days of the date of occurrence of any material transaction or event requiring the filing of a Current Report on Form 8-K containing material amended financial information of the Company, including the restatement of the Company’s financial statements. Notwithstanding the foregoing, the Company shall be required to furnish no more than one comfort letter (one from each of KPMG S.A. and Deloitte & Associés) hereunder per calendar quarter.

(s) Officer’s Certificate. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date, the Company shall furnish the Agent a certificate executed by the Chief Executive Officer or by the Chief Financial Officer of the Company (or any other person duly empowered to this effect), signing in such capacity, dated the date of delivery (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate, (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed this Agreement for or on behalf of the Company, and (iii) containing any other certification that the Agent shall reasonably request.

(t) Authorization. Upon delivery of each Issuance Notice, the Company will ensure that the Chief Executive Officer of the Company is duly authorized to decide on the issue of the Underlying Common Shares covered by the Issuance Notice subject to the conditions set forth therein and that any relevant preemption rights will have been disapplied in relation to the issue of those Underlying Common Shares. Upon each Settlement Date, the Underlying Common Shares to be allotted on that Settlement Date will be duly authorized by the Company.

(u) Agent’s Own Account; Clients’ Account. The Company consents to the Agent trading, in compliance with applicable law, in the ADSs for the Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(v) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(w) Market Activities. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall cause each of its Affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Agent (or, if later, at the time stated in the notice), the Company will, and shall cause each of its Affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply. The Company shall promptly notify the Agent if it no longer meets the requirements set forth in Section (d) of Rule 102.

(x) Notice of Other Sale. Without the written consent of the Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares or ADSs or securities convertible into or exchangeable for Common Shares or ADSs (other than Shares hereunder), warrants or any rights to purchase or acquire Common Shares or ADSs, or effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Shares or ADSs, during the period beginning on the third Trading Day immediately prior to the date on which any Issuance Notice is delivered to the Agent hereunder and ending on the third Trading Day immediately following the Settlement Date with respect to Shares sold pursuant to such Issuance Notice; and will not directly or indirectly enter into any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares or ADSs (other than the Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Shares or ADSs, warrants or any rights to purchase or acquire, Common Shares or ADSs prior to the termination of this Agreement; provided, however, that such restrictions will not be required in connection with the Company’s (i) issuance or sale of Common Shares or ADSs, options to purchase Common Shares or ADSs or Common Shares or ADSs issuable upon the exercise of options, warrants, including share warrants (BSA) or other equity awards pursuant to any employee or director share option, incentive or benefit plan, share purchase or ownership plan, long-term incentive plan, dividend reinvestment plan, inducement award under Nasdaq rules or other compensation plan of the Company or its subsidiaries, as in effect on the date of this Agreement, (ii) issuance or sale of Common Shares or ADSs issuable upon exchange, conversion or redemption of securities or the exercise or vesting of warrants (including share warrants (BSA)), options, free shares or other equity awards outstanding at the date of this Agreement, (iii) issuance or sale of Common Shares or ADSs or securities convertible into or exchangeable for Common Shares or ADSs in connection with strategic transactions including joint ventures, manufacturing, marketing, sponsored research, collaboration, license or distribution arrangements which are not issued primarily for capital raising purposes, (iv) issuance or sale of Common Shares or ADSs or securities convertible into or exchangeable for Common Shares or ADSs as consideration for mergers, acquisitions, other business combinations, joint ventures or strategic alliances occurring after the date of this Agreement which are not used for capital raising purposes, and (v) modification of any outstanding options, warrants, free shares of any rights to purchase or acquire Common Shares or ADSs.

Section 5. CONDITIONS TO DELIVERY OF ISSUANCE NOTICES AND TO SETTLEMENT

(a) Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of the Agent to Sell Shares. The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligation of the Agent to use its commercially reasonable efforts to place Shares during the applicable period set forth in the Issuance Notice is subject to the satisfaction, on each Trading Day during the applicable period set forth in the Issuance Notice, of each of the following conditions:

(i) Accuracy of the Company’s Representations and Warranties; Performance by the Company. The Company shall have delivered the certificate required to be delivered pursuant to Section 4(p) on or before the date on which delivery of such certificate is required pursuant to Section 4(p). The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date, including, but not limited to, the covenants contained in Section 4(p), Section 4(q) and Section 4(r).

(ii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(iii) Material Adverse Changes. Except as disclosed in the Prospectus and the Time of Sale Information, (a) in the judgment of the Agent there shall not have occurred any Material Adverse Effect; and (b) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(iv) No Suspension of Trading in or Delisting of ADSs; Other Events. The trading of the ADSs (including without limitation the Shares) shall not have been suspended by the Commission, the Principal Market or FINRA and the ADSs (including without limitation the Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Nasdaq Stock Market, the New York Stock Exchange or any of their constituent markets on which such securities are then listed. There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission, the AMF or by the Principal Market or Euronext Paris or trading in securities generally on either the Principal Market or Euronext Paris shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission, the AMF or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities or French or European authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Agent is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities.

(b) Documents Required to be Delivered on each Issuance Notice Date. The Agent’s obligation to use its commercially reasonable efforts to place Shares hereunder shall additionally be conditioned upon the delivery to the Agent on or before the Issuance Notice Date of a certificate in form and substance reasonably satisfactory to the Agent, executed by the Chief Executive Officer, President or Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).

(c) No Misstatement or Material Omission. Agent shall not have advised the Company that the Registration Statement, the Prospectus or the Time of Sale Information, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Agent Counsel Legal Opinion. Agent shall have received from Paul Hastings LLP, counsel for Agent, such opinion or opinions, on or before the date on which the delivery of the Company counsel legal opinion is required pursuant to Section 4(q), with respect to such matters as Agent may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(e) Opinion of Depositary’s Counsel. On or prior to the first Settlement Date, the Agent shall have received an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, in form and substance reasonably satisfactory to counsel for the Agent.

(f) Investor Documents. Within the applicable time periods contemplated by Section 3(b)(iii) and (vi), the Agent shall have received such documents as required by French law and the limits and other conditions set forth in the corporate authorizations of the Company in a form acceptable by the Company duly executed, and such documents shall be in full force and effect, including the Investor Letter of each prospective investor.

(g) Approval for Listing. On each relevant Settlement Date, the ADSs shall be approved for listing, and not subject to any notice of delisting, on Nasdaq, and on the first Euronext Paris trading day following each relevant Settlement Date, the Underlying Common Shares shall have been approved for listing on Euronext Paris.

(h) Certificat du dépositaire. On each Settlement Date, once it has received the funds corresponding to the subscription of the applicable Underlying Common Shares, for purposes of settlement and delivery of the Underlying Common Shares, the Registrar shall issue one or two depositary certificates (certificats du dépositaire) provided for by Article L. 225-146 of the French Commercial Code, relating to the capital increase of the Company resulting from the subscription of the Underlying Common Shares and the corresponding Shares and shall send a copy thereof to the Company and the Agent.

Section 6. INDEMNIFICATION AND CONTRIBUTION

(a) Indemnification of the Agent. The Company agrees to indemnify and hold harmless the Agent, its officers and employees, and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Agent or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse the Agent and each such officer, employee and controlling person for any and all expenses (including the reasonable and documented fees and disbursements of counsel chosen by the Agent) as such expenses are reasonably incurred by the Agent or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement, any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information described in subsection (b) below. The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. The Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation), arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; but, for each of (i) and (ii) above, only to the extent arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement, any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information set forth in the second sentence of the thirteenth paragraph under the caption “Plan of Distribution” in the Prospectus, and to reimburse the Company and each such director, officer and controlling person for any and all expenses (including the reasonable and documented fees and disbursements of one counsel chosen by the Company) as such expenses are reasonably incurred by the Company or such officer, director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that the Agent or the Company may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 6 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based on the advice of counsel that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any reasonable and documented out-of-pocket legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the indemnified party (in the case of counsel for the indemnified parties referred to in Section 6(a) and Section 6(b)), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d) Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request; and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

(e) Contribution. If the indemnification provided for in this Section 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent, on the other hand, from the offering of the Shares pursuant to this Agreement; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agent, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total gross proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total commissions received by the Agent. The relative fault of the Company, on the one hand, and the Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any reasonable and documented out-of-pocket legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 6(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) for purposes of indemnification.

The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(e).

Notwithstanding the provisions of this Section 6(e), the Agent shall not be required to contribute any amount in excess of the Issuance Commission received by the Agent in connection with the offering contemplated hereby. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(e), each officer and employee of the Agent and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 7. TERMINATION & SURVIVAL

(a) Term. Subject to the provisions of this Section 7, the term of this Agreement shall continue from the date of this Agreement until the end of the Agency Period, unless earlier terminated by the parties to this Agreement pursuant to this Section 7.

(b) Termination; Survival Following Termination.

(i) Either party may terminate this Agreement prior to the end of the Agency Period, by giving written notice as required by this Agreement, upon ten (10) Trading Days’ notice to the other party; provided that, (A) if the Company terminates this Agreement after the Agent confirms to the Company any sale of Shares, the Company shall remain obligated to comply with Section 3(b)(vii) with respect to such Shares and (B) Section 2, Section 3(d), Section 6, Section 7 and Section 8 shall survive termination of this Agreement. If termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall nevertheless settle in accordance with the terms of this Agreement.

(ii) In addition to the survival provision of Section 7(b)(i), the respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agent or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

Section 8. MISCELLANEOUS

(a) Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the date of this Agreement, and may file with the Commission a Current Report on Form 8-K, with this Agreement attached as an exhibit thereto, describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Agent prior to making such disclosures, and the parties hereto shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties hereto. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as contemplated in Section 4(a) of this Agreement or as may be necessary or appropriate in the reasonable opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties hereto.

(b) No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the transactions contemplated by this Agreement, including the determination of any fees, are arm’s-length commercial transactions between the Company and the Agent, (ii) when acting as a principal under this Agreement, the Agent is and has been acting solely as a principal is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) the Agent has not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) and the Agent does not have any obligation to the Company with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(c) Research Analyst Independence. The Company acknowledges that the Agent’s research analysts and research departments are required to and should be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and as such the Agent’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the offering that differ from the views of their respective investment banking divisions. The Company understands that the Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

(d) Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Agent:

Citizens JMP Securities, LLC

450 Park Avenue, 5th Floor

New York, New York 10022

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Paul Hastings LLP

The MetLife Building

200 Park Avenue

New York, New York 10166

Attention: Siavosh Salimi and William A. Magioncalda

If to the Company:

DBV Technologies S.A.

10 Independence Boulevard, Suite 302

Warren, New Jersey 07059

Attention: Chief Legal Officer

with a copy (which shall not constitute notice) to:

Cooley LLP

55 Hudson Yards

New York, NY 10001

Attention: Richard Segal

Any party hereto may change the address for receipt of communications by giving written notice to the others in accordance with this Section 8(d).

(e) Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 6, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from the Agent merely by reason of such purchase.

(f) Partial Unenforceability. The invalidity or unenforceability of any Article, Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Article, Section, paragraph or provision hereof. If any Article, Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(g) Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably appoints DBV Technologies Inc. as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any related proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such related proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(h) Judgment Currency. The obligations of the Company pursuant to this Agreement in respect of any sum due to the Agent shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day, following receipt by the Agent of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Agent may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to the Agent hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent against such loss.

(i) Recognition of U.S. Special Resolutions Regimes. In the event that the Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that the Agent is a Covered Entity and the Agent or a BHC Act Affiliate of the Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(j) General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com). This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Immediately Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms

Very truly yours,

DBV TECHNOLOGIES S.A.

By:	/s/ Daniel Tassé
	Name:	Daniel Tassé
	Title:	Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted by the Agent in New York, New York as of the date first above written.

CITIZENS JMP SECURITIES, LLC

By:	/s/ Fedora Baloiu
Name: Fedora Baloiu
Title: Managing Director

EXHIBIT A

ISSUANCE NOTICE

[Date]

Citizens JMP Securities, LLC

450 Park Avenue, 5th Floor

New York, New York 10022

Attn: [__________]

Reference is made to the sales agreement between DBV Technologies S.A., a société anonyme incorporated in France (the “Company”) and Citizens JMP Securities, LLC (the “Agent”) dated as of September 5, 2025 (the “Sales Agreement”). The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.

The number of Underlying Common Shares issued over a 12-month rolling period represents, once issued together with all the other common shares which have been admitted to trading on the regulated market of Euronext Paris over the same 12-month period without a French listing prospectus approved by, or a document containing the information set out in Annex IX to Regulation (EU) 2017/1129, as amended, filed with the French Autorité des Marchés Financiers, less than 30% of the total number of the Company’s securities already admitted to trading on Euronext Paris on the date the admission to trading of the Underlying Common Shares is requested.

The Maximum Program Amount available is:_________________________

Date of Delivery of Issuance Notice (determined pursuant to Section 3(b)(i) of the Sales Agreement): _______________________

Issuance Amount:$_________________________________________________

Number of days in selling period: ____________________________________________

First date of selling period:__________________________________________________

Last date of selling period:__________________________________________________

Settlement Date (T+2, unless otherwise noted):_________________________

Identity and contact information:_______________________________________________________________________________

All Shares must be placed at the same Sales Price on any Trading Day.

Number of Shares and corresponding ADSs still available for issuance under the relevant corporate resolutions and the 30% French listing prospectus exemption: _________________________

Floor Price (in no event less than $1.00 without the prior written consent of the Agent, which consent may be withheld in the Agent’s sole discretion): $     per share, it being specified that each Share will be sold at the same price and that the Sales Price per Share will be at least equal to the U.S. dollar equivalent (based on the then-prevailing exchange rate as published by the European Central Bank) of, at the discretion of the Board of Directors or the Chief Executive Officer:

•	the last closing price of the Company’s shares on the regulated market Euronext Paris preceding the setting of the issue price, possibly reduced by a maximum discount of 15%, or

•

the volume-weighted average of the Company’s share price on the regulated market Euronext Paris over a period of between one and five consecutive trading sessions from among the last thirty trading sessions, preceding the setting of the issue price, possibly reduced by a maximum discount of 15%.

Sales by the Agent are only open to investors falling within one of the following categories and the investor will certify prior to delivery of the Issuance Decision contemplated by Section 3(b)(v) of the Sales Agreement, that it belongs to one of them by signing an investor letter attached hereto as Exhibit A in accordance with the Sales Agreement:

(i) natural person(s) or legal entity(ies), including companies, trusts, investment funds or other investment vehicle(s), regardless of their form, under French or foreign law, investing on a regular basis in the pharmaceutical, biotechnological or medical technology sector, and/or

(ii) French or foreign companies, institutions or entities of any form, carrying out a significant portion of their business in pharmaceutical or chemical sector or in the field of medical devices and/or technologies or research in these areas.

The funds corresponding to the share capital increases shall be transferred to the Company’s account(s) held at Société Générale Securities Services, as transfer agent and registrar of the Company on or before the Settlement Date, details of which are provided below:

Bank Name:

SWIFT BIC:

Euroclear bank account number:

Final beneficiary:

Details of Société Générale U.S. bank account at Euroclear Bank:

Comments:

By:
Name:
Title:

Schedule A to EXHIBIT A

FORM OF INVESTOR LETTER

DBV TECHNOLOGIES S.A.

107 Av. de la République

Châtillon, Ile-de-France 92320

CITIZENS JMP SECURITIES, LLC

450 Park Avenue, 5th Floor

New York, New York 10022

[DATE]

RE: DBV Technologies S.A.

Ladies and Gentlemen,

In connection with its proposed commitment to subscribe for ordinary shares, nominal value €0.10 per share (the “Ordinary Shares”), of DBV Technologies S.A., a société anonyme incorporated under the laws of France (the “Company”), represented by American Depositary Shares (the “ADSs”), in the context of an issuance by the Company without preferential subscription rights of up to [ ] Ordinary Shares represented by ADSs reserved to specified categories of investors (the “Placement”), the undersigned (the “Investor”) hereby represents and warrants that, as at the date hereof and until the completion of the Placement, it belongs and will belong, or is acting on behalf of or advising an investor who belongs and will belong, to one of the following categories:

[Please select the appropriate category by ticking the relevant checkbox]

[ ]

natural person(s) or legal entity(ies), including companies, trusts, investment funds or other investment vehicle(s), regardless of their form, under French or foreign law, investing on a regular basis in the pharmaceutical, biotechnological or medical technology sector,

[ ]

French or foreign companies, institutions or entities of any form, carrying out a significant portion of their business in pharmaceutical or chemical sectors or in the field of medical devices and/or technologies or research in these areas, provided that, if the Investor is acting on behalf of investment funds or other legal entities managed or advised by it, such representation shall also apply to each such funds or legal entities and the Investor shall further ensure compliance thereof by each such funds or entities in connection with the initial purchase of the ADSs.

Sincerely yours,

On behalf of

By:
Name:
Title:

EXHIBIT B

FORM OF ISSUANCE DECISION

[***]

EXHIBIT C

Confirmatory email to be received by the Agent for each prospective investor before Initial Notification of Bid

To: [Email addresses of Citizens contacts to be included]

In connection with our proposed commitment to subscribe for ordinary shares, nominal value €0.10 per share, of DBV Technologies S.A., a société anonyme incorporated under the laws of France (the “Company”), to be represented by American Depositary Shares (the “ADSs”), in the context of an issuance by the Company without preferential subscription rights of up to [    ] Ordinary Shares represented by ADSs, we acknowledge that the contemplated offering is reserved to the following categories of investors: (i) natural person(s) or legal entity(ies), including companies, trusts, investment funds or other investment vehicle(s), regardless of their form, under French or foreign law, investing on a regular basis in the pharmaceutical, biotechnological or medical technology sector, and/or (ii) French or foreign companies, institutions or entities of any form, carrying out a significant portion of their business in pharmaceutical or chemical sectors or in the field of medical devices and/or technologies or research in these areas.

We hereby represent and warrant belonging to one of the above-mentioned categories and to execute and send to Citizens JMP Securities, LLC an investor letter no later than [    ] by which we will formally represent and warrant belonging to one of these categories.

Schedule A

Notice Parties

The Company

Virginie Boucinha

Christophe Douteaux

Michele Robertson

Andrew Finan

The Agent

Fedora Baloiu

EXHIBIT D

Form of Officer’s Certificate Pursuant to Section 4(p)

The undersigned, the duly qualified and elected Chief Executive Officer of DBV Technologies S.A., a société anonyme incorporated in France (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 4(p) of the Sales Agreement, dated September 5, 2025, between the Company and Citizens JMP Securities, LLC (the “Sales Agreement”), that to the knowledge of the undersigned:

(i) The representations and warranties of the Company in Section 2 of the Sales Agreement are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof; provided, however that such representations and warranties are qualified by the disclosure included or incorporated by reference in the Registration Statement and Prospectus (including any documents incorporated by reference therein and any supplements thereto); and

(ii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

Cooley LLP, Paul Hastings LLP, and Gide Loyrette Nouel A.A.R.P.I. are entitled to rely on this certificate in connection with the respective opinions such firms are rendering pursuant to the Sales Agreement. Capitalized terms used herein without definition shall have the meanings given to such terms in the Sales Agreement.

DBV TECHNOLOGIES S.A.

By:
Name:
Title:

Date: [__]